SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  February 11, 1998
                                                        -----------------

                           SOURCE CAPITAL CORPORATION
                           --------------------------
              Exact name of registrant as specified in its charter)

        Washington                  0-12199                  91-0853890
     -----------------            -----------           -------------------
     (State or other              (Commission              (IRS Employer
     jurisdiction of              File Number           Identification No.)
     of incorporation)

     1825 N. Hutchinson Road, Spokane, Washington                  99212
     --------------------------------------------                ----------
       (Address of principal executive offices)                  (Zip Code)

     Registrant's telephone number, including area code: (509) 928-0908
                                                         --------------


                                 Not Applicable
                        ---------------------------------
                         (Former name or former address,
                          if changed since last report)

     ITEM 5.  Other Events.

          On February 11, 1998, Source Capital Corporation (the "Company") completed a private placement of $6,000,000 in principal amount of its 7-1/2% Convertible Subordinated Debentures due March 1, 2008 (the "Debentures"). The offering of the Debentures was not registered under the Securities Act of 1933 (the "Act") and the Debentures were sold in reliance upon exemptions available under the Act.

          Subsequent to the earlier of September 30, 1998 or the effective date of a registration statement to be filed with the Securities and Exchange Commission for the registration of the no par value common stock (the "Common Stock") to be issued upon the conversion of the Debentures, the Debentures are convertible into shares of Common Stock, unless previously redeemed, at a conversion price of $8.01 per share, subject to adjustment in certain events. The Debentures are redeemable, in whole or in part, at any time on or after March 1, 2001, at the redemption prices set forth in the Indenture, dated as of February 11, 1998 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Trustee"), plus accrued interest. The Debentures are required to be repurchased at the option of the holder upon the occurrence of a "Designated Event" (as defined in the Indenture) at 100% of their principal amount plus accrued interest.

          The Debentures are unsecured and subordinate in right of payment to all Senior Debt (as defined in the Indenture).

          Pursuant to a Registration Rights Agreement, dated as of February 11, 1998, between the Company and Pacific Crest Securities, Inc., the placement agent for the Debenture private placement, the Company is obligated to use its best efforts to file with the Securities and Exchange Commission before July 31, 1998, and to use its best efforts to cause to become effective on or prior to September 30, 1998, a shelf registration statement covering resales of the shares of common stock issuable upon conversion of the Debentures and to maintain the effectiveness of such registration statement until February 11, 2000, subject to adjustment in certain circumstances.

          The Company plans to use a portion of the estimated $5,470,000 net proceeds from the Debentures (after deduction of placement fees and estimated expenses) to fund additional equity investments in its leasing and accounts receivable factoring subsidiaries, which is expected to allow those subsidiaries to increase their leasing and lending portfolios. A portion of the net proceeds will also be used by the Company to fund additional commercial loans made by it and for general corporate purposes.

     ITEM 7.  Financial Statements, Pro Forma Financial Information and
     Exhibits.

     (c)  The following exhibits are filed as Exhibits hereto:

     Exhibit
     Number    Description
     -------   ----------------------------------------------------------
      4.1      Indenture, dated as of February 11, 1998, between the
               Registrant and Bankers Trust Company, as Trustee, relating to the Registrant's 7-1/2% Convertible Subordinated
               Debentures due 2008.

     10.3 Registration Rights Agreement, dated as of February 11, 1998, between the Registrant and Pacific Crest Securities, Inc.

     99.1      Press Release of the Registrant, dated February 12, 1998.


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SOURCE CAPITAL CORPORATION
                                        (Registrant)

     Dated: February 18, 1998           By: /s/ LESTER L. CLARK
            -----------------               -------------------------------
                                            Lester L. Clark, Vice
                                              President, Treasurer and
                                              Secretary
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